UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2024

UNIVERSAL HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-10765	23-2077891
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

UNIVERSAL CORPORATE CENTER

367 SOUTH GULPH ROAD

KING OF PRUSSIA, PENNSYLVANIA 19406

(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code (610) 768-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock	UHS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Issuance of Senior Secured Notes

On September 26, 2024, Universal Health Services, Inc. (the “Issuer”), completed the public offering of (i) $500,000,000 aggregate principal amount of its 4.625% Senior Secured Notes due 2029 (the “2029 Notes”), and (ii) $500,000,000 aggregate principal amount of its 5.050% Senior Secured Notes due 2034 (the “2034 Notes “and, together with the 2029 Notes, the “Notes”), each guaranteed on a senior secured basis by all of the Issuer’s existing and future direct and indirect subsidiaries that guarantee the Issuer’s senior secured credit facility or the Issuer’s other first lien obligations or any junior lien obligations (the “Subsidiary Guarantors”). The Notes have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Issuer’s and the Subsidiary Guarantors’ registration statement on Form S-3 (File No. 333-282135), including the prospectus dated September 16, 2024, and a related prospectus supplement dated September 17, 2024 (the “Prospectus Supplement”) as filed with the Securities and Exchange Commission on September 19, 2024.

On September 26, 2024, the Notes were issued pursuant to an indenture dated as of September 26, 2024 (the “Base Indenture”), among the Issuer, the Subsidiary Guarantors, U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), and JPMorgan Chase Bank, N.A., as collateral agent (the “Collateral Agent”), as amended and supplemented by the First Supplemental Indenture, dated as of September 26, 2024, among the Issuer, the Subsidiary Guarantors, the Trustee and the Collateral Agent (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indentures”).

Indentures and Notes

Maturity and Interest Payment Dates

The 2029 Notes will mature on October 15, 2029 and the 2034 Notes will mature on October 15, 2034. Interest on the 2029 Notes will be payable semi-annually, on April 15 and October 15 of each year, commencing on April 15, 2025, to the person in whose name such Note is registered at the close of business on April 1 and October 1, as the case may be. Interest on the 2034 Notes will be payable semi-annually, on April 15 and October 15 of each year, commencing on April 15, 2025, to the person in whose name such Note is registered at the close of business on April 1 and October 1, as the case may be.

Note Guarantees

The Notes will be guaranteed on a senior secured basis by the Subsidiary Guarantors, which include all of the Issuer’s existing and future direct and indirect subsidiaries that guarantee the Issuer’s senior secured credit facility or the Issuer’s other first lien obligations or any junior lien obligations (the “Note Guarantees”). Under certain circumstances, the Subsidiary Guarantors may be released from their Note Guarantees without the consent of the holders of the Notes, including if the Notes then have investment grade ratings, no default has occurred and is continuing, the guarantees of other first lien and any junior lien obligations have been released and liens on the collateral securing all first lien obligations and any junior lien obligations have been released. Any Note Guarantee will also be released if that Subsidiary Guarantor’s guarantees of the senior credit facility, other first lien obligations and any junior lien obligations are released.

Collateral

The Notes and the Note Guarantees are secured by first-priority liens, subject to permitted liens, on certain of the Issuer’s assets and certain assets of those Subsidiary Guarantors that have pledged those assets to secure certain of the Issuer’s other indebtedness or indebtedness of those Subsidiary Guarantors (the “Secured Guarantors”) now owned or acquired in the future by the Issuer and the Secured Guarantors (other than real property and certain other excluded assets). The Issuer’s obligations with respect to the Notes, the obligations of the Subsidiary Guarantors under the Note Guarantees and the performance of all the Issuer and the Subsidiary Guarantors’ other obligations under the Indentures are secured equally and ratably with the Issuer’s and the Secured Guarantors’ obligations under the Issuer’s senior secured credit facility, the Issuer’s 1.650% Senior Secured Notes due 2026 (the “Existing 2026 Notes”), 2.650% Senior Secured Notes due 2030 (the “Existing 2030 Notes”) and 2.650% Senior Secured Notes due 2032 (the “Existing 2032 Notes”) by a perfected first-priority security interest, subject to permitted liens, in the collateral owned by the Issuer and the Secured Guarantors, whether now owned or hereafter acquired. However, the liens on the collateral securing the Notes and the Note Guarantees of the Secured Guarantors will be released if (i)(x) the Notes then have investment grade ratings, (y) no default has occurred and is continuing and (z) the liens on the collateral securing all first lien obligations (including the senior secured credit facility, the Existing 2026 Notes, the Existing 2030 Notes and the Existing 2032 Notes) and any junior lien obligations have been released or (ii) the collateral under the senior secured credit facility, any other first lien obligations and any junior lien obligations has been released or no longer required to be pledged. The Notes have investment grade ratings from both Moody’s and S&P as of their date of issuance; however, the condition in clause (i)(z) of the preceding sentence has not been met as of the date of issuance because the conditions to the release of the collateral under the senior secured credit facility have not been met as of that date.

Ranking

The Notes and the Note Guarantees are the Issuer’s and the Secured Guarantors’ senior secured obligations and:

•	rank senior in right of payment to any of the Issuer’s and the Subsidiary Guarantors’ future subordinated indebtedness;

•	rank equally in right of payment with all of the Issuer’s and the Subsidiary Guarantors’ existing and future senior indebtedness;

•

rank equally with the Issuer’s obligations under the Issuer’s senior secured credit facility, the Existing 2026 Notes, the Existing 2030 Notes and Existing 2032 Notes to the extent of the value of the collateral;

•	rank effectively senior to the Issuer’s and the Subsidiary Guarantors’ existing and future unsecured debt to the extent of the value of the assets securing the Notes and the Note Guarantees;

•

be effectively subordinated to any of the Issuers’ and the Subsidiary Guarantors’ existing and future indebtedness that is secured by assets that do not constitute collateral to the extent of the value of such assets; and

•	be structurally subordinated to obligations of the Issuer’s non-guarantor subsidiaries.

If the Issuer elects to add unsecured guarantors in the future, the Note Guarantees of such guarantors will be senior unsecured obligations of the unsecured guarantors, rank senior in right of payment to any of the unsecured guarantors’ future subordinated indebtedness, rank equally in right of payment with the unsecured guarantors’ existing and future senior indebtedness and rank effectively junior to all existing and future senior secured debt of the unsecured guarantors to the extent of the value of any assets securing such senior debt.

Covenants

The Indentures, among other things, limit the Issuer’s ability and the ability of its subsidiaries to (1) consolidate, merge, sell or otherwise dispose of all or substantially all of its assets; (2) create mortgages on certain of the Issuer’s and its subsidiaries’ principal properties to secure debt; and (3) engage in certain sale and lease-back transactions.

Optional Redemption

The Issuer may redeem some or all of the 2029 Notes at any time prior to September 15, 2029, and some or all of the 2034 Notes at any time prior to July 15, 2034, in each case at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, plus a “make whole” premium. Each of the 2029 Notes and the 2034 Notes may be redeemed on or after the applicable date specified in the preceding sentence at a redemption price equal to 100% of the principal amount of such Notes of such series plus accrued and unpaid interest, if any, to such redemption date.

Change of Control

Upon the occurrence of certain kinds of changes of control, if the Notes have ceased to have investment grade ratings (including as a result of entering into an agreement that would result in such a change of control), holders of the Notes of each series will have the right to cause the Issuer to repurchase the Notes of such series at 101% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, to, but excluding, the repurchase date. Because the Notes have investment grade ratings from both Moody’s Investors Service (“Moody’s”) and Standard & Poor’s Ratings Services (“S&P”) as of the issue date of the Notes, this covenant will initially be suspended.

Events of Default

The Indentures also provide for events of default which, if any of them occurs, would permit or require the principal amount of, premium, if any, and accrued and unpaid interest, if any, on the Notes to become or to be declared due and payable.

In addition, an Additional Authorized Representative Joinder Agreement (the “Additional Authorized Representative Joinder Agreement”), dated as of September 26, 2024, among U.S. Bank Trust Company, National Association, as trustee and additional authorized representative for the holders of the Notes, the Issuer, the Subsidiary Guarantors party thereto, and JPMorgan Chase Bank, N.A., as collateral agent and administrative agent, relating to the guarantees and collateral described above, is filed with this Current Report on Form 8-K as Exhibit 4.5.

The foregoing descriptions of the Notes, the Note Guarantees, the Indentures (including the forms of the Notes) and the Additional Authorized Representative Joinder Agreement are qualified in their entirety by the terms of such agreements, which are incorporated herein by reference and attached hereto as Exhibits 4.1 through 4.5.

Senior Secured Credit Facility

On September 26, 2024, the Issuer entered into a Tenth Amendment (the “Tenth Amendment”) to its Credit Agreement, dated as of November 15, 2010 (as amended by the First Amendment dated as of March 15, 2011, the Second Amendment dated as of September 21, 2012, the Third Amendment dated as of May 16, 2013, the Fourth Amendment dated as of August 7, 2014, the Fifth Amendment dated as of June 7, 2016, the Sixth Amendment dated as of October 23, 2018, the Seventh Amendment dated as of August 24, 2021, the Eighth Amendment dated as of September 10, 2021, and the Ninth Amendment dated as of June 23, 2022, the “Existing Credit Agreement”, and the Existing Credit Agreement, as amended by the Tenth Amendment, the “Credit Agreement”), among the Issuer, the several banks and other financial institutions or entities from time to time parties thereto, Fifth Third Bank, National Association and Sumitomo Mitsui Banking Corporation, as co-documentation agents, BofA Securities, Inc., Truist Bank, Goldman Sachs Bank USA, Mizuho Bank, Ltd., National Westminster Bank PLC, PNC Bank National Association, TD Bank, N.A., U.S. Bank National Association and Wells Fargo Bank, National Association, as co-syndication agents, and JPMorgan Chase Bank, N.A., as administrative agent. The Tenth Amendment provides for the amendment of the Existing Credit Agreement as of September 26, 2024 to replace the senior secured credit facilities outstanding under the Existing Credit Agreement with a new revolving credit facility of up to $1.3 billion and a new replacement tranche “A” term loan facility of up to $1.2 billion (collectively, the “Senior Secured Credit Facility”).

The replacement revolving credit facility is a five-year revolving facility in the initial amount of $1.3 billion, available on a revolving basis commencing on September 26, 2024, the effective date of the Senior Secured Credit Facility, and ending on September 26, 2029. A portion of the revolving facility not in excess of $125 million is available beginning on September 26, 2024 for the issuance of letters of credit by the administrative agent or other lenders reasonably satisfactory to the Issuer on terms and conditions consistent with the Existing Credit Agreement. A portion of the revolving facility not in excess of $75 million is available for swingline loans from the swingline lender on same-day notice on terms and conditions consistent with the Existing Credit Agreement; provided that the aggregate exposure of the swingline lender in respect of the revolving facility (including any swingline loans made by it as a swingline lender) may not exceed its revolving commitment.

The applicable margin for borrowings under the replacement revolving credit facility will be based upon the Issuer’s Consolidated Net Leverage Ratio (as defined in the Credit Agreement) and initially be, with respect to revolving loans (including swingline loans), 0.375% in the case of ABR Loans (as defined in the Credit Agreement) and 1.375% in the case of Term Benchmark Loans and RFR Loans (each as defined in the Credit Agreement).

The replacement tranche A term loan facility, in the amount of up to $1.2 billion, will mature on September 26, 2029 (the “Tranche A Maturity Date”). The tranche A term loans shall be repayable for the first eight quarters in equal quarterly installments (commencing December 31, 2024) in an aggregate annual amount equal to 2.5% of the original principal amount of the tranche A term loan facility and thereafter in equal quarterly installments in an aggregate annual amount equal to 5% of the original principal amount of the tranche A term loan facility. The balance of the tranche A term loans will be payable on the Tranche A Maturity Date. The applicable margin for borrowings under the replacement tranche A term loan facility will be based upon the Issuer’s Consolidated Net Leverage Ratio (as defined in the Senior Secured Credit Facility) and initially be 0.375% in the case of ABR Loans and 1.375% in the case of Term Benchmark Loans and RFR Loans .

The Tenth Amendment provides for certain initial borrowings under the new tranche A term loan facility, which borrowings occurred upon the closing of the offering of the Notes and entering into the Senior Secured Credit Facility, as further described below under the heading “Repayment of Borrowings under Existing Credit Agreement.”

The obligations of the Issuer and the Subsidiary Guarantors under the Senior Secured Credit Facility are secured, on an equal ratable basis with the holders of the Notes, the Existing 2026 Notes, the Existing 2030 Notes and Existing 2032 Notes pursuant to the Issuer’s Amended and Restated Collateral Agreement, as amended and supplemented to date.

The foregoing description of the Tenth Amendment and the Senior Secured Credit Facility is a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Tenth Amendment, including the Senior Secured Credit Facility attached as Exhibit A to the Tenth Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Repayment of Borrowings under Existing Credit Agreement

The Issuer used the net proceeds of the offering of the Notes and the new tranche A term loan facility under the Senior Secured Credit Facility, together with certain additional borrowings under the revolving credit facility, to repay all of the outstanding $2,199 million aggregate principal amount of the tranche A term loan facility under the Existing Credit Agreement and accrued and unpaid interest thereon, and to pay related fees and expenses.

Relationships

As more fully described under the caption “Underwriting (conflicts of interest)” in the Prospectus Supplement, certain of the Underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the Issuer and to persons and entities with relationships with the Issuer, for which they have received or will receive customary fees and expenses. In particular, JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, acted as a joint lead arranger and acts as administrative agent under the Issuer’s senior secured credit facility, and affiliates of certain of the other Underwriters act as lenders and, in some cases, as joint lead arrangers and agents, under the Issuer’s senior secured credit facility. As a result, these affiliates of certain Underwriters will receive a portion of the proceeds of the transactions as a result of the repayment of the outstanding borrowings under the Issuer’s current tranche A term loan facility.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in response to Item 1.01 under the headings “Issuance of Senior Secured Notes,” “Indenture and Notes” and “Senior Secured Credit Facility” is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit Description

4.1	Indenture, dated as of September 26, 2024, among the Issuer, the Subsidiary Guarantors party thereto, U.S. Bank Trust Company, National Association, as trustee, and JPMorgan Chase Bank, N.A., as collateral agent.

4.2	First Supplemental Indenture, dated as of September 26, 2024, among the Issuer, the Subsidiary Guarantors party thereto, U.S. Bank Trust Company, National Association, as trustee, and JPMorgan Chase Bank, N.A., as collateral agent, to the indenture, dated as of September 26, 2024, governing the Issuer’s 4.625% Senior Secured Notes due 2029 and the Issuer’s 5.050% Senior Secured Notes due 2034.

4.3	Form of Global Note representing the 2029 Notes (included in Exhibit 4.2)

4.4	Form of Global Note representing the 2034 Notes (included in Exhibit 4.2)

4.5	Additional Authorized Representative Joinder Agreement, dated as of September 26, 2024, among U.S. Bank Trust Company, National Association, as trustee and additional authorized representative for the holders of the Notes, the Issuer, the Subsidiary Guarantors party thereto, and JPMorgan Chase Bank, N.A., as collateral agent and administrative agent.

5.1	Opinion of Norton Rose Fulbright LLP

5.2	Opinion of Matthew D. Klein

10.1	Tenth Amendment, dated as of September 26, 2024, to Credit Agreement, dated as of November 15, 2010 and as amended and restated as of September 21, 2012, August 7, 2014, October 23, 2018, August 21, 2021, September 10, 2021, June 23, 2022 and September 26, 2024, among the Issuer, JP Morgan Chase Bank, N.A., as administrative agent and other financial institutions or entities from time to time parties thereto, including the amendment and restatement thereof, effective as of September 26, 2024, attached as Exhibit A thereto and referred to herein as the Senior Secured Credit Facility.

23.1	Consent of Norton Rose Fulbright US LLP (included in Exhibit 5.1)

23.2	Consent of Matthew D. Klein (included in Exhibit 5.2)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Health Services, Inc.

Date: October 1, 2024	By:	/s/ Steve Filton
	Name:	Steve Filton
	Title:	Executive Vice President and Chief Financial Officer